ARTICLES OF INCORPORATION
                                  OF
                         PROSPECTOR ENERGY, Inc.

      We, the undersigned natural persons of the age of 21 years or more, acting as Incorporators of a corporation under the Utah Business Corporation act (hereinafter referred to as "Act"), adopt the following Articles of Incorporation for each corporation.

                               ARTICLE I
   Name. The name of the corporation (hereinafter referred to as "Corporation") is Prospector Energy, Inc.

                               ARTICLE II
   Period of Duration. The period of duration of the Corporation is perpetual.

                               ARTICLE III
   Purposes and Powers. The purposes and the powers for which the Corporation is organized are as follows:
      (a) To purchase, own, hold, sell, dispose of, and otherwise deal in oil and gas properties, mining properties and natural resource property of every kind and variety. To explore for market, buy, sell, import and export natural resources of every kind and variety. To manufacture, prepare for market, buy, sell, import, export, trade and otherwise deal in natural resource manufactured products of every kind and variety.
      (b) To conduct in all its branches the business of designing, manufacturing, buying, selling, importing, exporting, displaying, distributing, renting, repairing and otherwise dealing in and with, at wholesale and at retail, and as principal, agent, factor, broker, commission merchant, or in any other lawful capacity, natural resource manufactured products of every kind and variety.
      (c) To invest in improved and unimproved real property, personal property and rights of every kind and variety.
      (d) To purchase or otherwise acquire the whole or any part of the securities, good will, royalties, patents, patent applications, copyrights, franchises, leases, rights, property and assets of all kinds and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guarantees, liabilities and obligations of any person, corporation, association, partnership, syndicate, entity of governmental, municipal, or public authority, and to pay for the same in cash, shares, capital stock, bonds, debenture stock notes and other securities of the Corporation or otherwise or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor and to hold or in any manner dispose of the whole or any part of the property and assets so acquired and to exercise all powers necessary or convenient in and about the conduct, management and carrying on of any such business.
      (e) To borrow or raise monies for any of the purposes of the Corporation and from time to time without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidence of indebtedness and to secure the payment thereof and of the interest thereon by mortgage on or pledge, conveyance or assignment in trust of the whole or any art of the assets of the Corporation, real, personal or mixed, including the contract rights whether at the time owned or thereafter acquired.
      (f) To lend and advance monies or give credit for corporate purposes with or without requiring interest or any security for the repayment thereof.
      (g) To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock but purchase of its own shares of stock, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted surplus available therefore, if permitted by the Act and any other applicable law and these Articles of Incorporation.
      (h) To become a party to any lawful arrangement for sharing of profits or to any union of interest reciprocal concessions, partnership syndicate, joint venture or cooperation with any person, corporation, association, partnership, syndicate, entity or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation.
      (i) To do all and everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith provided the same be not forbidden by the Act, or by any other applicable law or by these Articles of Incorporation.
      (j) To carry out the purposes hereinabove set forth in any state, district, territory or possession the United States or in the laws of such state, district, territory, possession or foreign country to the extent such purposes are not forbidden by the laws of such state, district, territory, possession or foreign country and in the event that they do forbid any one or more such purposes to limit the purposes which the Corporation proposes to carry on in such state, district, territory, possession or foreign country to such purpose or purposes as are not forbidden by the laws thereof and any certificate for application to do business therein.
      (k) In general to carry on any business and have and exercise all the powers conferred by the Act on corporations organized under it and upon corporation by any other applicable law and to do any and all of the acts and things therein set forth to the same extent as natural persons might or could do in any part of the world as principal, factor, agent, contractor, representative, trustee or otherwise, either alone or in syndicates, jointly or otherwise, in conjunction with any person, corporation, association, partnership, syndicate, entity or governmental, municipal or public authority, domestic or foreign, and to establish and maintain offices and agencies and to exercise all of any of its corporate powers and rights throughout the world.
      (l) The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other clause but shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.

                      ARTICLE IV

   Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is THIRTY MILLION (30,000,000) shares of a par value of ONE CENT ($0.01) (1&cent;) each. The total authorized capital of this Corporation is THREE HUNDRED THOUSAND DOLLARS ($300,000).
      (a) The common stock may be issued by the Corporation or subscriptions taken therefor from time to time for such consideration as may be fixed from time to time by the Board of Directors.
      (b) The common stock of the Corporation shall not be issued in series or broken into additional classes. There shall be but one class of stock, or equal rights and preferences. Dividend rights in the company stock shall be treated hereinafter as said stock is set forth to be treated in the Utah Business Corporation Act as amended to date.
      (c) The common stock of the Corporation shall be nonassessable and the shareholders shall not be liable for the debts of the Corporation except and to the extent of any unpaid subscriptions for shares which may be outstanding at any time the Corporation is dissolved, merged or said subscription rights are called.
                            ARTICLE V

   No Preemptive Rights. The shareholders of the Corporation shall have no preemptive rights to acquire additional shares of the Corporation.

                            ARTICLE VI

   Commencement of Business. The Corporation shall not commence business until at lease One Thousand Dollars ($1,000.00) has been received by it as consideration for the issuance of shares.

                            ARTICLE VII

   Voting Shares. Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, each shareholder being entitled to vote his or its shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. The shareholders of this Corporation shall have no right whatsoever to cumulate his or its vote with regard to such voting. All voting shall be non-cumulative.

                           ARTICLE VIII

   Provisions for Regulation of Internal Affairs of the Corporation.
   Meeting of the Shareholders. All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of Utah as may be provided by the by-laws of the Corporation. In the absence of any such provision, all such meetings shall be held at the registered office of the Corporation.
   Quorum of Shareholders. Unless otherwise provided in the Act or other applicable law, a majority of the shares of the common stock of the Corporation entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of the shareholders of the Corporation.
   Meetings of Directors. Meetings of the Board of Directors of the Corporation whether regular or special may be held either within or without the State of Utah and upon such notice be prescribed in the by-laws of the Corporation.
   Quorum of Directors. The number of Directors of the Corporation which shall constitute a quorum for the transaction of business at any meeting of the Board of Directors shall be fixed in the by-laws of the Corporation.
   Designation of Committee by the Board of Directors. The Board of Directors may by resolution or resolutions passed by a majority of the whole board designate a committee or committees consisting of not less than two directors which committee or committees to the extent provided in such resolution or resolutions shall have and may exercise all the authority so provided by the designation of such committees and the delegation thereto of such authority shall not operate to relieve the Board of Directors or any member therefor of any responsibility imposed upon it or him by law.
   By-Laws of the Corporation. The initial by-laws of the Corporation shall be adopted by its Board of Directors hereafter unless otherwise provided in the Act. By-laws of the Corporation may be adopted, amended or repealed either by the shareholders or by the Board of Directors except that (a) no by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors and (b) no by-law shall be adopted by the Directors which shall require more than a majority the voting for a quorum at a meeting of the shareholders of the Corporation or more than a majority of the votes cast to constitute action by the shareholder except where higher percentages are required by law. The by-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act, other applicable laws and these Articles of Incorporation.
   Vacancy in the Board of Directors. Any vacancy occurring in the Board of Directors may be filled by affirmative vote of majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall also be filled by the Board of Directors, such appointment to be until the next annual meeting as a special meeting of the shareholders called for the purpose of electing a director to the office so created.
   Shareholders of Record. The name and address of each shareholder of record of the capital stock of the Corporation as they appear in the stock records of the Corporation shall be conclusive evidence as to who are the shareholders who are entitled to receive notice of any meetings of the shareholders, to vote at such meetings, to examine a complete list of the shareholders who may be entitled to vote at any such meeting and to own, enjoy and exercise any other rights and privileges which are based upon the ownership of these shares of common stock of the Corporation.
   Books and Records. The Corporation shall keep complete and correct books and records of account and shall keep minutes of the proceedings of its shareholders and the Board of Directors and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders and the number of shares of the Corporation held by each. No shareholder shall have the right to inspect any such books and records except as conferred by the Act or other applicable law unless authorized to do so by a resolution or resolutions of the shareholders or the Board of Directors.
   Working Capital. The Board of Directors of the Corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the Corporation as working capital and before the payment of any dividends or the making of any distribution of profits, it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or the repairing or maintaining of any property of the Corporation or for an addition to stated capital, capital surplus or earned surplus or for any corporate purpose which the Board of Directors shall deem to be in the best interest of the Corporation subject to only to such limitations as the bylaws of the Corporation may from time to time impose.
   Compensation of Directors. The Board of Directors of the Corporation may, provided the bylaws of the Corporation so provide, make provision for reasonable compensation of its members for their services upon which such compensation shall be paid. Any directors of the Corporation may also serve the Corporation in any other capacity and receive proper compensation therefor.
   Qualification of Directors. The directors of this Corporation need not be stockholders.
   Number of Directors. The exact number of directors may from time to time be specified by the bylaws at not less than three nor more than fifteen. When the bylaws do not specify the exact number of directors, the number of directors shall be three.
   Reliance Upon Others. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
   Reliance Upon Others-Prudent Conduct. No person shall be liable to the Corporation for any loss or damage suffered by it on account of action taken or omitted to be taken by him as a director or officer of the Corporation in good faith if such person (a) exercised or used the degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation which he had reasonable grounds to believe or upon a financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.
   Contracts with Interested Directors, Disclosure and Voting. A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise nor in the absence of fraud shall insofar as permitted by the Act or any other applicable statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is a member or any corporation of which any director is an officer, director or stockholder is in any way interested in such transaction or contract provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm such contract or transaction, the interest of such director, firm or Corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a stockholder, director or officer was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from those contracting with the Corporation for the benefit of himself or any firm, association or corporation or of the Board of Directors or of any committee which shall be ratified by a majority in the interest of a quorum of the stockholders having voting power, shall be as valid and as binding as though ratified by each and every stockholder of the Corporation, but this shall not be constituted as requiring the submission of any contract to the stockholders for approval.
   Indemnification of Directors. The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expense, including amounts paid upon judgements, counsel fees, and amounts paid in settlement before or after suit is commenced, actually and necessarily incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties or a party or which may be asserted against them or any of them by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or form director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or otherwise.
   Ratification of Acts of Directors. The directors may submit any contract or transaction for approval at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose; and any contract or transaction so approved by a majority vote of a quorum of the stockholders at such meeting shall be binding upon the Corporation and all of its stockholders, whether or not the contract or transaction would otherwise be subject to attack because of the interest of any of the directors of the Corporation or for any other reason.
   Requirements for Management. The Corporation may issue and sell its authorized shares from time to time, in the absence of fraud, for such considerations as may from time to time be fixed by the Board of Directors.
   Issuance of Shares. The Corporation may issue and sell its authorized shares from time to time, in the absence of fraud, for such consideration as may from time to time be fixed by the Board of Directors, but in no event for less than par value.
   Amendments of these Articles of Incorporation. The Corporation reserves the right to amend, alter or repeal or to add any provisions to these Articles of Incorporation in any manner now or hereafter prescribed by the Act and any amendment thereto or by the provisions of any other applicable law and all rights conferred upon the shareholders of the Corporation by these Articles of Incorporation any amendments hereto are granted subject only to this reservation.
                         ARTICLE IX

   Registered Office. The address of the initial registered office of the Corporation is:
                   PROSPECTOR ENERGY, INC.
                   c/o Donald W. Bowles
                   2017 South 11th East
                   Salt Lake City, Utah 84106

   Registered Agent. The name of the initial registered agent of the Corporation at such address is:
                   Donald W. Bowles
                   2017 South 11th East
                   Salt Lake City, Utah 84106

                         ARTICLE X

   Initial Board of Directors. The initial Board of Directors of the Corporation shall consist of three members and their respective names and addresses are:

NAME                      ADDRESS
Donald W. Bowles          2017 South 11th East, Salt Lake City, Utah 84106
Morris Christensen        1930 Siggard Drive, Salt Lake City, Utah 84109
Earl R. Bowles            6211 Rodeo Lane, Salt Lake City, Utah 84121

which directors shall hold office until the first meeting of shareholders of the Corporation and until their successors shall have been elected and qualified.

   Subsequent Board of Directors. At the first meeting of the shareholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders. Each director so elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.

                              ARTICLE XI

   The name of each Incorporator and their address are:

NAME                      ADDRESS
Donald W. Bowles          2017 South 11th East, Salt Lake City, Utah 84106
Morris Christensen        1930 Siggard Drive, Salt Lake City, Utah 84109
Earl R. Bowles            6211 Rodeo Lane, Salt Lake City, Utah 84121

Dated this 30th day of October, 1980

                              /s/ Donald W. Bowles
                              ---------------------
                               Donald W. Bowles

                               /s/ Morris Christensen
                               ______________________
                               Morris Christensen

                               /s/ Earl R. Bowles
                               _______________________
                               Earl R. Bowles


STATE OF UTAH           )
                        )     ss.
County of Salt Lake     )

   I, Judy D. Green, a Notary Public, hereby certify that on the 30th day of October, 1980, personally appeared before me, Donald W. Bowles, Morris Christensen and Earl R. Bowles, who being by me duly sworn, declared that they are the persons who signed the foregoing document as incorporators, and that the statements contained therein are true.
   IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30th day of October, 1980.
                                   /s/ Judy D. Green
                                   __________________
                                   Notary Public

Residing in Salt Lake City, Utah

My commission expires:
    2-21-83


                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                            PROSPECTOR ENERGY, INC.


   Pursuant to the provisions of the Revised Business Code Sec. 16-10a-1001 et.seq., the Undersigned corporation adopts the following amendment to the Articles of Incorporation.

      1. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on March 18, 1999, said articles are hereby amended and shall read as follows:
 --------------------------------------------------------------------------
                                ARTICLE I
                                  NAME

     The name of the corporation is Peoples Way.com, Inc.
 --------------------------------------------------------------------------

     2. The number of shares outstanding at the time of adoption was 30,000,000; and the number of shares entitled to vote thereon was the same.

     3. The number of shares represented at the meeting of the shareholders was 24,020,000. All the shares voted in favor of the amendment. The shares represented a majority of the issued and outstanding shares. There were no shares voting against the amendment.


     Effective the 9th day of September, 1999.



                                  /s/ Rob Kropf
                                  ________________
                                  Rob Kropf, President